MIM CORPORATION
                            2001 INCENTIVE STOCK PLAN

                             AS AMENDED AND RESTATED
                             EFFECTIVE JUNE 5, 2003


                                TABLE OF CONTENTS
                                                                                     Page

ss.1. BACKGROUND AND PURPOSE1


ss.2. DEFINITIONS  1

                  2.1               Affiliate............................................1
                  2.2               Board................................................1
                  2.3               Change in Control....................................1
                  2.4               Code.................................................2
                  2.5               Committee............................................2
                  2.6               Ending Value.........................................2
                  2.7               Fair Market Value....................................2
                  2.8               ISO..................................................2
                  2.9               Key Employee.........................................2
                  2.10              1933 Act.............................................2
                  2.11              1934 Act.............................................2
                  2.12              MIM..................................................2
                  2.13              Non-ISO..............................................2
                  2.14              Option...............................................3
                  2.15              Option Certificate...................................3
                  2.16              Option Price.........................................3
                  2.17              Parent...............................................3
                  2.18              Performance Goal.....................................3
                  2.19              Performance Period...................................3
                  2.20              Performance Unit.....................................3
                  2.21              Plan.................................................3
                  2.22              Restricted Stock Unit................................3
                  2.23              Restricted Stock Unit Certificate....................3
                  2.24              Rule 16b-3...........................................3
                  2.25              SAR Value............................................3
                  2.26              Stock................................................3
                  2.27              Stock Appreciation Right.............................3
                  2.28              Stock Appreciation Right Certificate.................3
                  2.29              Stock Grant..........................................3
                  2.30              Stock Grant Certificate..............................4
                  2.31              Subsidiary...........................................4
                  2.32              Ten Percent Shareholder..............................4

ss.3. SHARES RESERVED UNDER PLAN.........................................................4

ss.4. EFFECTIVE DATE.....................................................................5

ss.5. COMMITTEE..........................................................................5

ss.6. ELIGIBILITY AND ANNUAL GRANT CAPS..................................................5

ss.7. OPTIONS............................................................................6

                  7.1               Committee Action.....................................6
                  7.2               $100,000 Limit.......................................6
                  7.3               Option Price.........................................6
                  7.4               Payment..............................................6


                  7.5               Exercise Period......................................7
                  7.6               Reload Option Grants Prohibited......................7

ss.8. STOCK APPRECIATION RIGHTS..........................................................8

                  8.1               Committee Action.....................................8
                  8.2               Terms and Conditions.................................8
                  8.3               Exercise.............................................9

ss.9. RESTRICTED STOCK UNITS.............................................................9

                  9.1               Committee Action.....................................9
                  9.2               No Adjustment for Cash Dividends....................10
                  9.3               Payment for Restricted Stock Units..................10
                  9.4               Deferrals...........................................10
                  9.5               Performance Goals...................................11

ss.10. STOCK GRANTS.....................................................................11

                  10.1              Committee Action....................................11
                  10.2              Conditions..........................................11
                  10.3              Dividends and Voting Rights.........................12
                  10.4              Satisfaction of Forfeiture Conditions...............13
                  10.5              Performance Goals...................................13

ss.11. PERFORMANCE UNITS................................................................13

                  11.1              Committee Action....................................13
                  11.2              Conditions..........................................13
                  11.3              Performance Goals...................................13
                  11.4              Performance Period..................................14
                  11.5              Payment for Performance Unit........................14

ss.12. NON-TRANSFERABILITY..............................................................14


ss.13. SECURITIES REGISTRATION..........................................................15


ss.14. LIFE OF PLAN.....................................................................15


ss.15. ADJUSTMENT.......................................................................16

                  15.1              Capital Structure...................................16
                  15.2              Mergers.............................................16
                  15.3              Fractional Shares...................................17

ss.16. CHANGE IN CONTROL................................................................17


ss.17. AMENDMENT OR TERMINATION.........................................................18


ss.18. MISCELLANEOUS....................................................................18

                  18.1              Shareholder Rights..................................18
                  18.2              No Contract of Employment...........................18
                  18.3              Withholding.........................................19
                  18.4              Construction........................................19
                  18.5              Other Conditions....................................19
                  18.6              Rule 16b-3..........................................20
                  18.7              Loans...............................................20

                                      ss.1

                             BACKGROUND AND PURPOSE

         The purpose of this Plan is to promote the interest of MIM by authorizing the Committee to grant Options, Stock Appreciation Rights and Performance Units and to make Stock Grants to Key Employees in order (1) to attract and retain Key Employees, (2) to provide an additional incentive to each Key Employee to work to increase the value of Stock and (3) to provide each Key Employee with a stake in the future of MIM which corresponds to the stake of each of MIM's stockholders.

                                      ss.2

                                   DEFINITIONS

         2.1 Affiliate -- means any organization (other than a Subsidiary) that would be treated as under common control with MIM underss.414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations underss.414(c) of the Code.

         2.2 Board -- means the Board of Directors of MIM.

         2.3 Change in Control -- means (i) a "person" or "group" within the meaning of sections 13(d) and 14(d) of the 1934 Act becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the 1934 Act) of securities of MIM (including options, warrants, rights and convertible and exchangeable securities) representing 50% or more of the combined voting power of MIM's then outstanding securities in any one or more transactions unless approved by at least two-thirds of the Board then serving at that time; provided, however, that purchases by employee benefit plans of MIM and by MIM or its Subsidiaries and Affiliates shall be disregarded; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of MIM; or (iii) a merger or consolidation, or a transaction having a similar effect, where (A) MIM is not the surviving corporation, (B) the majority of the common stock of MIM is no longer held by the stockholders of MIM immediately prior to the transaction, or
(C) MIM's common stock is converted into cash, securities or other property (other than the common stock of a company into which MIM is merged)

         2.4 Code -- means the Internal Revenue Code of 1986, as amended.

         2.5 Committee -- means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" underss. 162(m) of the Code.

         2.6 Ending Value -- means, a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment.

         2.7 Fair Market Value -- means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance withss. 2.7(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         2.8 ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements ofss. 422 of the Code.

         2.9 Key Employee -- means an employee of MIM or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of MIM.

         2.10 1933 Act -- means the Securities Act of 1933, as amended.

         2.11 1934 Act -- means the Securities Exchange Act of 1934, as amended.

         2.12 MIM -- means MIM Corporation and any successor to MIM Corporation.

         2.13 Non-ISO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements ofss. 422 of the Code.

         2.14 Option -- means an ISO or a Non-ISO which is granted underss.7.

         2.15 Option Certificate -- means the written certificate which sets forth the terms and conditions of an Option granted under this Plan.

         2.16 Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

         2.17 Parent -- means any corporation which is a parent corporation (within the meaning ofss. 424(e) of the Code) of MIM.

         2.18 Performance Goal -- means a performance goal described inss. 10.3.

         2.19 Performance Period -- means a performance period as described inss. 10.4.

         2.20 Performance Unit -- means an award granted underss.10.

         2.21 Plan -- means this MIM Corporation 2001 Incentive Stock Plan as effective as of the date adopted by the Board in 2001 and as amended from time to time thereafter.

         2.22 Restricted Stock Unit -- means an award granted under Section 9.

         2.23 Restricted Stock Unit Certificate -- means the written certificate which sets forth the terms and conditions of a Restricted Stock Unit.

         2.24 Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

         2.25 SAR Value -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right underss.8.

         2.26 Stock -- means the common stock, $.0001 par value per share, of MIM.

         2.27 Stock Appreciation Right -- means a right to receive the appreciation in a share of Stock which is granted underss.8.

         2.28  Stock   Appreciation  Right  Certificate  --  means  the  written
certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.

         2.29 Stock Grant -- means Stock granted underss. 10.

         2.30 Stock Grant Certificate -- means the written certificate which sets forth the terms and conditions of a Stock Grant.

         2.31   Subsidiary  --  means  a  corporation   which  is  a  subsidiary
corporation (within the meaning ofss. 424(f) of the Code) of MIM.

         2.32 Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules ofss. 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either MIM, a Subsidiary or Parent.

                                      ss.3

                           SHARES RESERVED UNDER PLAN

         There shall (subject to ss. 15) be 3,750,000 shares of Stock reserved for issuance under this Plan (which number shall include the 950,000 shares of Stock originally reserved for issuance as well as the additional 800,000 shares reserved for issuance upon stockholder approval at the Company's Annual Meeting of Stockholders on June 4, 2002 under this Plan prior to this amendment and restatement of this Plan), and no more than such number of shares shall (subject to ss. 15) be issued in connection with the exercise of ISOs. Such shares of Stock shall be reserved to the extent that MIM deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by MIM. Any shares of Stock subject to an Option or Stock Grant which remain unissued after the cancellation, expiration or exchange of such Option or Stock Grant or which are forfeited after issuance; any shares of Stock subject to issuance under a Stock Appreciation Right which remain unissued after the cancellation or expiration of such Stock Appreciation Right; and any shares of Stock subject to issuance upon the vesting of Restricted Stock Units which remain unissued after the cancellation or forfeiture of such units thereafter shall again become available for issuance under this Plan. Any shares of Stock used to satisfy a withholding obligation shall be treated as issued under this Plan and not again become available for grants under this Plan.

                                      ss.4

                                 EFFECTIVE DATE

         The effective date of this Plan shall be the date of its adoption by the Board, provided the shareholders of MIM (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Stock Appreciation Right granted or Stock Grant made before such shareholder approval automatically shall be granted subject to such approval.

                                      ss.5

                                    COMMITTEE

         This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject toss. 16 andss. 17 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on MIM, on each affected Key Employee and on each other person directly or indirectly affected by such action.

                                      ss.6

                        ELIGIBILITY AND ANNUAL GRANT CAPS

         Only Key Employees who are employed by MIM or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants under this Plan. However, no Key Employee in any calendar year shall be granted (i) Options to purchase (subject to ss. 15) more than 350,000 shares of Stock, (ii) more than 350,000 Stock Appreciation Rights based on the appreciation with respect to Stock (subject to ss. 15) (iii) Stock, Stock Grants for (subject to ss. 15) more than 350,000 shares of Stock; or (iv) Restricted Stock Units based on the Fair Market Value of (subject to ss.15) more than 350,000 shares of Stock; or any combination of such awards covering in the aggregate 500,000 shares of Stock. In addition, subsequent to the effective date of this amendment and restatement of the Plan, the Company will not make Stock Grants or grants of Restricted Stock Units or Performance Units totaling more than 1,000,000 shares under the Plan.

                                      ss.7

                                     OPTIONS

         7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock. Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. Options, once issued, may not be repriced without first obtaining the approval of the shareholders of MIM.

         7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this ss. 7.2 in accordance with ss. 422(d) of the Code, and the Committee shall treat this ss.
7.2 as in effect only for those periods for which ss. 422(d) of the Code is in effect.

         7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

         7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least six (6) months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Stock. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

         7.5 Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or
(2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted. An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

         7.6 Reload Option Grants Prohibited. The Committee may not, as part of the grant of an Option, provide in the related Option Certificate for "reload" Option grants (i.e., the automatic grant of an additional Option to pay all or a part of the Option Price or using Stock to satisfy all or a part of any related tax withholding requirement.

                                     ss. 8.

                            STOCK APPRECIATION RIGHTS

         8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

         8.2 Terms and Conditions.

                    (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee's right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock
                         Appreciation  Right  Certificate  shall  make  a  Stock
                         Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

                    (b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee's right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option.

                         Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

         8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from MIM in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this ss. 8.3.

                                     ss. 9.

                             RESTRICTED STOCK UNITS

         9.1 Committee Action. The Committee acting in its absolute discretion shall have the right from time to time to grant to Key Employees under this Plan non-equity Restricted Stock Units, the value of each of which corresponds to the Fair Market Value of a share of Stock. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Certificate that shall set forth the number of Restricted Stock Units granted to the Key Employee, the vesting schedule applicable to such Restricted Stock Units and such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

         9.2 No Adjustment for Cash Dividends. Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with ss. 15.1, there shall be no adjustment to Restricted Stock Units for dividends paid by MIM.

         9.3 Payment for Restricted Stock Units. Unless a Key Employee has made a deferral election in accordance with ss. 9.5, a Key Employee shall receive upon the vesting of a Restricted Stock Unit payment from MIM in Stock issued under this Plan, and the number of shares of Stock issued to the Key Employee shall be equal to the number of Restricted Stock Units that have at such time become vested. At the time a Key Employee receives shares of stock equal in number to such Key Employee's vested Restricted Stock Units, such vested Restricted Stock Units shall automatically be cancelled and shall give the Key Employee no further rights to payment of any kind.

         9.4 Deferrals. The Committee, in its absolute discretion, may permit a Key Employee to elect to defer such Key Employee's receipt of the delivery of shares of Stock that would otherwise be due to such Key Employee by virtue of the vesting of a Restricted Stock Unit; provided such deferral election is made at least 12 months before the Restricted Stock Unit vests. If any such deferral election is permitted by the Committee, the Committee shall, in its absolute discretion, establish additional rules and procedures for such payment deferrals. However, notwithstanding the preceding provisions of this ss. 9.3 and notwithstanding any other provision of this Plan to the contrary, the Committee shall not, (1) in establishing the terms and provisions of any grant of Restricted Stock Units, or (2) in exercising its powers under this ss. 9.3, create any arrangement which would constitute an employee pension benefit plan as defined in ss. 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees (within the meaning of ERISA ss.ss. 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6)).

         9.5 Performance Goals. The Committee may, at the time a Restricted Stock Unit is granted, prescribe corporate, divisional, and/or individual performance goals, applicable to all or any the Restricted Stock Units subject to the grant. Performance goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of MIM and its and its Subsidiaries and Affiliates, or on the extent of changes in such criteria.

                                    ss. 10.

                                  STOCK GRANTS

         10.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee's interest in any Stock which has been issued will become non-forfeitable.

         10.2 Conditions.

                    (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by MIM pending the satisfaction of the forfeiture conditions, if any, under ss. 10.2(b) for the related Stock Grant.

                    (b) Forfeiture Conditions. The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee's non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall be unavailable underss. 3 after such grant is effective unless such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available underss. 3 as of the date of such forfeiture.

         10.3 Dividends and Voting Rights. If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee's interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, MIM shall pay such cash dividend directly to such Key Employee. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee's interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee also shall have the right to vote the Stock issued under his or her Stock Grant during such period.

         10.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee's interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee as soon as practicable thereafter. 10.5 Performance Goals. The Committee may, at the time a Stock Grant is made, prescribe corporate, divisional, and/or individual performance goals, applicable to all or any portion of the shares subject to the Stock Grant. Performance goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of MIM and its and its Subsidiaries and Affiliates, or on the extent of changes in such criteria.

                                     ss. 11.

                                PERFORMANCE UNITS

         11.1 Committee Action. The Committee (acting in its sole discretion) may from time to time grant Performance Units to Key Employees under the Plan representing the right to receive in cash an amount determined by reference to certain performance measurements, subject to such restrictions, conditions and other terms as the Committee may determine.

         11.2 Conditions. The written agreement covering Performance Units shall specify Performance Goals (as defined in ss. 11.3), a Performance Period (as defined in ss. 11.4)) and an Ending Value. Performance Units granted to a Key Employee shall be credited to a bookkeeping account established and maintained for such Key Employee.

         11.3 Performance Goals. With respect to each award of Performance Units, the Committee (acting in its sole discretion) shall specify as Performance Goals the corporate, division, and/or individual performance goals which must be satisfied in order for the Key Employee to be entitled to payment to such Performance Units. Performance Goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of MIM and its Subsidiaries and Affiliates, or on the extent of changes in such criteria. Different Performance Goals may be established for different awards of Performance Units, and a Key Employee may be granted more than one award of Performance Units at the same time.

         11.4 Performance Period. The Committee (acting in its sole discretion) shall determine the Performance Period, which shall be the period of time during which the Performance Goals must be satisfied in order for the Key Employee to be entitled to payment of Performance Units granted to such Key Employee. Different Performance Periods may be established for different Performance Units. Performance Periods may run consecutively or concurrently. 11.5 Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Goals for the Performance Period have been achieved. As soon as reasonably practicable after such determination, or at such later date or in such installments as the Committee shall determine at the time of grant, MIM shall pay to the Key Employee an amount in cash equal to the Ending Value of each Performance Unit as to which the Performance Goals have been satisfied; provided, however, that in no event shall a Key Employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

                                    ss. 12.

                               NON-TRANSFERABILITY

         No Option,  Stock  Grant,  Restricted  Stock Unit,  Stock  Appreciation
Right, or Performance Unit shall (absent the Committee's consent) be transferable by a Key Employee other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee's consent) be exercisable during a Key Employee's lifetime only by the Key Employee. The person or persons to whom an Option, Stock Grant, Restricted Stock Unit, Stock Appreciation Right or Performance Unit is transferred by will or by the laws of descent and distribution (or with the Committee's consent) thereafter shall be treated as the Key Employee.

                                    ss. 13.

                             SECURITIES REGISTRATION

         As a condition to the receipt of shares of Stock under this Plan, the Key Employee shall, if so requested by MIM, agree to hold such shares of Stock for investment and not with a view toward resale or distribution to the public and, if so requested by MIM, shall deliver to MIM a written statement satisfactory to MIM to that effect. Furthermore, if so requested by MIM, the Key Employee shall make a written representation to MIM that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable federal or state securities law or he or she shall have furnished to MIM an opinion in form and substance satisfactory to MIM or its legal counsel satisfactory to MIM that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option, Stock Appreciation Right or Restricted Stock Unit or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of MIM bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to MIM of legal counsel satisfactory to MIM that such registration is not required.

                                    ss. 14.

                                  LIFE OF PLAN

                  No Option, Stock Appreciation Right, Restricted Stock Unit or Performance Unit shall be granted or Stock Grant made under this Plan on or after the earlier of

                    (1) the tenth anniversary of the effective date of this Plan (as determined underss. 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable, all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, all Restricted Stock Units have vested and all Performance Periods have ended, or

                    (2) the date on which all of the Stock reserved underss. 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan the satisfaction of the forfeiture conditions, if any, on Stock Grants, or the payment of shares upon the vesting of Restricted Stock Units) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                    ss. 15.

                                   ADJUSTMENT

         15.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under ss. 3, the annual grant caps described in ss. 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options, Restricted Stock Units or Stock Appreciation Rights granted under this Plan, the Option Price of such Options, the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of MIM, including, but not limited to, such changes as stock dividends or stock splits.

         15.2 Mergers. The Committee as part of any corporate transaction described in ss. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under ss. 3 and the annual grant caps described in ss. 6. Furthermore, the Committee as part of any corporate transaction described in ss. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option, Restricted Stock Unit and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option Stock Appreciation Right and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code and without regard to the annual grant caps described in ss. 6 of this Plan) to make any Stock Grants and Option Stock Appreciation Right and Restricted Stock Unit grants to effect the assumption of, or the substitution for, stock grants and option, restricted stock unit and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option, restricted stock unit and stock appreciation right grants.

         15.3 Fractional Shares. If any adjustment under this ss. 15 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Restricted Stock Unit or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this ss. 15 by the Committee shall be conclusive and binding on all affected persons.

                                    ss. 16.

                                CHANGE IN CONTROL

         If there is a Change in Control of MIM on any date, then any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date, any and all conditions to the vesting of all outstanding Restricted Stock Units, and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Performance Units on such date automatically shall be deemed satisfied in full on such date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Restricted Stock Units, Stock Appreciation Rights, Stock Grants and Performance Units after providing each Key Employee a reasonable period (which period shall not be less than 30 days) to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Restricted Stock Units or Stock Grants or the cash subject to any Performance Units. ss. 17. AMENDMENT OR TERMINATION This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the shareholders of MIM to the extent such approval is required under applicable law and (2) no amendment shall be made to ss. 16 on or after any date described in ss. 16 which might adversely affect any rights which otherwise vest on such date. The Board also may suspend granting Options, Stock Appreciation Rights, Restricted Stock Units or Performance Units or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Restricted Stock Unit, Stock Appreciation Right or Performance Unit granted or Stock Grant made before such suspension or termination unless (x) the Key Employee consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of MIM or a transaction described in ss. 15 or ss. 16.

                                    ss. 18.

                                 MISCELLANEOUS

         18.1 Shareholder Rights. No Key Employee shall have any rights as a shareholder of MIM as a result of the grant of an Option or a Restricted Stock Unit or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option, Restricted Stock Unit or Stock Appreciation Right to such Key Employee. Subject to ss. 10.3, a Key Employee's rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

         18.2 No Contract of Employment. The grant of an Option, Restricted Stock Unit, Stock Appreciation Right or a Performance Unit or a Stock Grant to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate, or Performance Unit agreement.

         18.3 Withholding. Each Option, Stock Appreciation Right, Restricted Stock Unit, Performance Unit and Stock Grant, shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which MIM determines are applicable to the exercise of such Option or Stock Appreciation Right, the payment of shares upon the vesting of such Restricted Stock Unit, the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee, or to the payment for the Performance Units. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate, Restricted Stock Unit Certificate, Stock Grant Certificate, or Performance Unit agreement that a Key Employee may elect to satisfy such minimum statutory federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

         18.4 Construction. All references to sections (ss.) are to sections (ss.) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in ss. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

         18.5 Other Conditions. Each Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee (as a condition to the exercise of an Option or a Stock Appreciation Right, the payment of shares upon the vesting of a Restricted Stock Unit or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by MIM, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option, Restricted Stock Unit or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by MIM.

         18.6 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant, Restricted Stock Unit or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

         18.7 Loans. If approved by the Committee, MIM may lend money to, or guarantee loans made by a third party to, any Key Employee to finance all or a part of the exercise of any Option granted under this Plan or the purchase of any Stock subject to a Stock Grant under this Plan, and the exercise of an Option or the purchase of any such Stock with the proceeds of any such loan shall be treated as an exercise or purchase for cash under this Plan.

         IN WITNESS WHEREOF, MIM Corporation has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.


                  MIM CORPORATION
                  By:   ___________________________
                  Date: ___________________________